UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 27, 2016

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 8.01.	Other Events.

On May 27, 2016, BGC Partners, Inc. (the “Company”) closed an offering of $300 million aggregate principal amount of its 5.125% senior notes due 2021 (the “notes”). The initial purchasers in the offering were Merrill Lynch, Pierce, Fenner & Smith Incorporated, Cantor Fitzgerald & Co., BMO Capital Markets Corp., Capital One Securities, Inc., Raymond James & Associates, Inc., Sandler O’Neill & Partners, L.P., U.S. Bancorp Investments, Inc. and CastleOak Securities, L.P.

A copy of the Company’s press release announcing the closing of the offering is filed as Exhibit 99.1 to this Report and incorporated by reference herein.

The notes were issued pursuant to an Indenture, dated as of June 26, 2012 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture, dated as of May 27, 2016 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The notes bear interest at a rate of 5.125% per year, payable in cash on May 27 and November 27 of each year, commencing November 27, 2016. The notes will mature on May 27, 2021.

The Company may redeem some or all of notes at any time or from time to time for cash at certain “make-whole” redemption prices (as set forth in the Indenture). If a “Change of Control Triggering Event” (as defined in the Indenture) occurs, holders may require the Company to purchase all or a portion of their notes for cash at a price equal to 101% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date.

The notes are general senior unsecured obligations of the Company.

The Indenture contains customary covenants, such as reporting of annual and quarterly financial results, and restrictions on certain mergers and consolidations. The notes and the Indenture do not contain any financial covenants.

The notes and the Indenture contain customary events of default, including failure to pay principal or interest, breach of covenants, cross-acceleration to other debt in excess of $50 million and bankruptcy events, all subject to terms, including notice and cure periods, set forth in the Indenture.

The notes were offered and sold only to qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and to non-U.S. persons (as defined in Regulation S under the Securities Act) pursuant to Regulation S. The notes have not been registered under the Securities Act or any other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company has entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company is obligated to file a registration statement with the Securities and Exchange Commission with respect to an offer to exchange the notes for a new issue of notes registered under the Securities Act and to complete such exchange offer prior to 270 days after May 27, 2016. In certain circumstances, the Company may be required to file a shelf registration statement covering resales of the notes.

The Company received net proceeds from the offering of the notes of approximately $295.8 million after deducting the initial purchasers’ discounts and commissions and estimated offering expenses.

The foregoing descriptions of the Indenture, the notes and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the Third Supplemental Indenture, the form of the notes and the Registration Rights Agreement, which are filed as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, to this Report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of June 26, 2012, between BGC Partners, Inc. and U.S. Bank National Association, as trustee (incorporated by referenced to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 25, 2012)
4.2	Third Supplemental Indenture, dated as of May 27, 2016, between BGC Partners, Inc. and U.S. Bank National Association, as trustee
4.3	Form of BGC Partners, Inc. 5.125% Senior Notes due 2021 (included in Exhibit 4.2)
10.1	Registration Rights Agreement, dated as of May 27, 2016, between BGC Partners, Inc. and the parties named therein
99.1	BGC Partners, Inc. press release dated May 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: May 31, 2016	By:	/s/ Howard W. Lutnick
		Name:	Howard W. Lutnick
		Title:	Chairman and Chief Executive Officer

[Signature Page to Form 8-K, dated May 31, 2016, regarding the closing of the Company’s offering of $300 million aggregate principal amount of 5.125% senior notes due 2021]

Exhibit List

Exhibit No.	Description

4.1	Indenture, dated as of June 26, 2012, between BGC Partners, Inc. and U.S. Bank National Association, as trustee (incorporated by referenced to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 25, 2012)

4.2	Third Supplemental Indenture, dated as of May 27, 2016, between BGC Partners, Inc. and U.S. Bank National Association, as trustee

4.3	Form of BGC Partners, Inc. 5.125% Senior Notes due 2021 (included in Exhibit 4.2)

10.1	Registration Rights Agreement, dated as of May 27, 2016, between BGC Partners, Inc. and the parties named therein

99.1	BGC Partners, Inc. press release dated May 31, 2016